Accountants' Consent




The Board of Directors
Regency Realty Corporation:


We consent to incorporation by reference in the registration statements, (No. 33-86886, No. 333-930, No. 333-2546, and No. 333-31077) on Form S-3 and (No.
333-24971) on Form S-8, of Regency Realty Corporation of our reports, with respect to the Statements of Revenues and Certain Expenses for the year ended December 31, 1996, of the following entities:


                      Name of audited entity               Date of audit report
                      ----------------------               --------------------

                      Midland Properties                    November 21, 1997
                      Pinetree Plaza                         January 27, 1998
                      Gardens Square Shopping Center         January 27, 1998



The above reports appear in the Form 8-K of Regency Realty Corporation dated February 4, 1998.




                                                   KPMG PEAT MARWICK LLP




Jacksonville, Florida
February 4, 1998